CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements File No. 333-265147, File No. 333-182412, File No. 333-238920, and File No. 333-249211 on Form S-8 and Registration Statement File No. 333-15221 on Form S-3 of ENB Financial Corp of our report dated March 21, 2025, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K of ENB Financial Corp for the year ended December 31, 2024.

S.R. Snodgrass, P.C.

Conshohocken, Pennsylvania

March 21, 2025

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